EXHIBIT 99.2

Dreyer’s 4Q 04 Conference Call
March 8, 2005

Operator

Good day ladies and gentlemen, and welcome to your quarter 4, 2004 Dreyer’s Grand Ice Cream Holdings earnings conference call. My name is Jean. I will be your conference coordinator. At this time, all lines are in a listen-only mode, and towards the end of the conference call we will be taking questions. If you ever need operator assistance, please key star, zero. At this time, I will turn the call over to your host, Mr. Tim Kahn, COO. Sir, over to you.

Timothy F. Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and Chief Operating Officer
Good morning. Welcome to the Dreyer’s Grand Ice Cream fourth quarter and full year 2004 earnings call. I’m Tim Kahn, Chief Operating Officer. Joining me this morning are Bill Collett, our Treasurer, Scott Webster, Assistant Treasurer, and Mark LeHocky, our General Counsel.

This morning I’d like to briefly review our financial performance for 2004, talk about the sales trends in our business, hopefully make some sense of what I think is a very complicated external reporting package right now, and get us back grounded in how the real business is doing.

I think I can say in summary that we are very, very happy with our sales trends and with the momentum we carry forward. A path to really reinvent the ice cream segment in 2005. We are making progress on the bottom line. We have some issues, most notably, dairy. And I will elucidate that in the next few minutes.

Let me step back first, and point out, I think, the obvious. That it is almost impossible for the layman to make sense out of our external financial statements at this time, in terms of operating earnings. We have a very complex method of accounting, forced on us under U.S. GAAP. For the Nestle transaction itself, it creates very, very large charges which are unrelated to operating earnings. And it’s just hard to figure out. With that in mind, I want to, this morning and the next few minutes, elucidate operating trends in a way which will help cut through that.

I would also point out to the Nestle investors who may be listening that there are massive differences between the U.S. accounting right now, both for the transaction with Nestle and for its ongoing transition costs, and Nestles own accounting. I don’t intend to speak to Nestle results. That’s Nestlé’s job obviously, but I will highlight where there are some clear points of difference, and all of those differences tend to one direction — we record far more expenses here, because of U.S. accounting, than Nestle does. All right. Enough on accounting. Let’s talk about the operating results.

Let’s step back. As I think as most of you know, our transaction with Nestle closed in the middle of 2003, in the middle of high season for the ice cream business. We spent the back half of 2003 and much of 2004 carrying out the basic task of physical integration of the 2 businesses we were merging, and they’ve done very well. We lost certain businesses, which were divested or which departed from us; third party businesses for whom we distributed, as part of the antitrust resolution of the transaction, although that was expected. And our game plan was both to rebuild the impact of those lost businesses, and grow for the future with a series of aggressive new product launches.

So what I’m describing is very much a sequence strategy. And it’s important, when looking at our P&L, to remember that the loss of the divested businesses was planned, was anticipated in our deal with Nestle. There are no surprises here. The sequencing of the rebuilding and the sequencing over 2 years of pulling in the synergies also was anticipated, and there are no surprises there.

So as I say, what’s on track in our business right now, the physical integration obviously, is largely complete. The renewed growth in our core brands, I’ll speak to in a minute, but it is very strong. Our innovation pipeline was good in 2004. It is substantially bigger in 2005, and is doing very well.

What’s off track, or what needs work ? — clearly dairy expenses stand out. The dairy costs, which are cyclical, went through their worst year ever, particularly for the ice cream business, in 2004. That affected us, as it did every other competitor. And we have certain costs associated with the launch of these new brands. The brands themselves are doing very well, but obviously there is an up front cost. Those are the headlines.

Let me share some numbers with you.

We could not feel better about the volume performance in this business right now. As I think many of you know, we have 3 major segments of Company brands: Premium, which is our 56-ounce main Dreyer’s and Edy’s products; Super Premium, which is primarily Haagen-Dazs, but also Starbucks, our joint venture with Starbucks; and Frozen Snacks, which is a combination of our Nestle snack portfolio with other frozen snacks that we had at Dreyer’s prior to the merger, and some we have acquired, like Skinny Cow. So those are our three major portfolios. We have a smaller fourth portfolio, which we call Partner Brands, and those are brands that we do not own, but which we distribute for third parties. So let me speak to each element of that portfolio.

Our Premium Business, Dreyer’s and Edy’s, our volume was up 21 percent; our shipments were up 21 percent for the full year. The most spectacular element behind that was the success of our Slow Churned Grand Light. As we have been talking about in previous calls, we have an outstanding new technology here which creates a light ice cream, a low fat ice cream, which 8 out of 10 consumers find indistinguishable from regular ice cream. It was in its first year of roll out. It was, as I said, up 68 percent. We were already the leader in Light Segment in the industry, so that’s a great number. It considerably exceeds our expectations, and I will tell you, it is continuing to post that kind of growth or higher into 2005. It has substantial growth ahead of it.

What’s most significant though, is our Classic ice cream, our full fat ice cream, was up 19 percent, which I think is close to being its best year ever. Certainly it’s best year in the last 10, even while we had this great growth in Slow Churned Light. So our cannibalization was minimal. Most of the volume came from our competitors, which is the way you like it to be. So the overall Premium business was up 21 percent.

Super Premium: We have not just, I think, renewed growth in Haagen-Dazs, which frankly is a great brand that had stagnated for several years. But I think we have taken it up to some of its highest historical levels. Our total Super Premium volume was up 11 percent for the full year. And again, bear in mind these numbers, Premium up 21 percent and Super Premium up 11 percent, are taking place in a category that’s generally flat to down in the last year. So 11 percent growth in Super Premium volume. Within that, I would highlight not just Haagen-Dazs packaged, but our Haagen-Dazs snack portfolio of frozen snacks and novelties. Here, and this is an immensely profitable business in terms of margin, our business was up 34 percent. And again, we think that there is room to repeat that kind of performance in the coming year. So great performance in Premium and Super Premium snacks.

Frozen snacks I would characterize as a rebuilding year. We came into the year with the need to turnaround a snack portfolio that suffered in the previous years, I think from a lack of a successful new product program. Obviously, very critical in that business. We also had some brands, I think, that were weak on the shelf, that needed to be pulled in order to relaunch others. So we looked at it as a rebuilding year. The lead time for frozen snack new products is about 9 to 12 months. We entered ‘04 understanding that we would put together a great portfolio for ‘05, but we would spend ‘04 itself rebuilding what we had acquired. I think we were fairly successful in that. Although the business was flat for the full year in total, it was up 2 percent in the fourth quarter. And then as a combination of very solid growth in the core snacks, I would highlight 22 percent growth volume growth on Drumstick, Nestlé’s core snack frozen snack brand, that is great performance for a brand that has been around a long time; 22 percent. We quadrupled Nestlé’s Toll House business, up over 400 percent. And the declines we had were on brands that frankly weren’t working well before the Nestle deal, of which I would highlight Dole, which don’t form as strong a part of our portfolio going forward.

Our Foodservice business, our bulk sales to scoop shops and other foodservice operators, were up 17 percent. And the only part of our business that showed a decline was our Partner Brand portfolio, things we haul for third parties and distribute. Healthy Choice and several other brands there were weak, partially offset by growth in Atkins. This is still a profitable piece of our business, Partner Brands, but it’s clearly a declining factor in our total business model, as our Premium, Super Premium, and frozen snack Company brands continue to grow. So overall, excellent top line growth. Those of you who track Nestle, are probably familiar with the Nestle indicators slightly different from the volume numbers I’ve been quoted to you, but roughly in the same ballpark. On a Nestle basis, our real internal growth and organic growth both equaled almost 12 percent.

So those are outstanding volume numbers in any industry, let alone in the food segment, and they really indicate, in our minds, the opportunity here ahead of us from this virtuous cycle of branding, combined with direct store delivery, combined with innovation, in what is still a very fragmented segment. And, again, when I talk about the ice cream business in the U.S. it is important to remember that although we and Unilever are the leaders, between the two of us we only have about 40 percent of the segment. The immense amount of this segment is still fragmented, which is why this innovation cycle with the national distribution system is so important.

Also bear in mind that, relative to what I’ll talk about in a minute about our 2005 new product launches, we really only had one significant new product in ‘04, which was Slow Churned. In ‘05 we have four significant new products and several other smaller ones.

And in fact, just to make one statement about where we stand two months into 2005, our volume is trending up 11 percent, skewed to the higher end of the mix, and on a Nestle basis, our real internal growth is 12 percent. So again, this momentum is continuing, and we expect to it accelerate into the second quarter. So great performance on the top line.

Costs are another matter. Dairy costs were over $50 million worse than prior year. It is a shocking number. It affected everybody in the industry. I think it’s significant to say that it affected the smaller competitors as well as the larger ones, and I think probably creates ongoing pressure towards consolidation in the industry. Of that $55 million, we believe as much as $20 million may be ongoing. And I caveat that, and those who have been around the butter and dairy markets know that they are very volatile. Any forward-looking statement is at best, a guesstimate. Most of the experts are wrong on it. But general consensus would suggest that about $20 million of that $55 variance, we need to accommodate as being part of the system going forward. We, in the fourth quarter, took steps to reduce our cost structure, and we anticipate by the end of 2005 we will have made other reductions in our operating costs sufficient to cover that higher dairy plateau going forward.

Let me highlight two other elements that are significant in our cost structure that are different from what flows through to Nestle, again for those Nestle investors who may be listening. We recorded over $80 million of integration and transition expenses relating to our ongoing integration of the deal, on the merger with Nestle Ice Cream Company. Those expenses were anticipated. They are cumulatively, roughly in line with expectations, but they are obviously quite large on our P&L at $81 million. Please note that the vast majority of those are not, in fact, expenses in our Nestle reporting. That on Nestlé’s books, most of those will be goodwill reserves and other balance sheet items. But U.S. GAAP in this area is more conservative. And of course, also remember that we now have expenses in paying royalty to our affiliate, Nestle, of about $27 million. And these are expenses that as a stand alone business, without the Nestle brands, we did not have prior to the merger.

So I give you those factors. They paint a picture of some complexity. Let me step back and say, okay, how are we really doing here. Well, with regard to the synergies we expected to get from the deal, we are on track. With regard to transition expenses, large as they are, we are on track. These were anticipated, and as I say, the majority of them don’t hit Nestle, and hit us. With regard to the lost brands, these were not surprises. Ben and Jerry’s, Unilever, and the brands we had to divest, these are also on track. And obviously, we are very happy with the sales performance. Dairy has been a surprise and as I said, we have taken cost reduction steps that we believe will cover that going forward. There are no guarantees, but they certainly will provide us with much more resiliency against dairy spikes. And what has been unanticipated are the size of the launch expenses to put our innovation and new product pipeline in place, to deliver the kind of sales growth we are now delivering.

As some of you who tracked our deal with Nestle may remember, this deal was delayed for almost two whole seasons by our work with the Federal Government to get it approved. And during those seasons, obviously the brands suffer, as brands do during transition. And competitors take advantage of that. We have discovered that we have had to spend more than we anticipated to renew brand growth in ‘04 and the beginning of ‘05. I think the results of that, though, speak for themselves. I just enumerated at some length some very outstanding sales results. We are considerably ahead of expectations on every one of the new brands we are launching, and we hope that will continue. So, all in all, we remain confident in the business strategy. The brands that we are now launching, and the particular brands that we will be launching into ‘05, are considerably higher in variable margin contribution than our core portfolio. And so we believe they will accelerate the improvement of our margin structure. The Company is in fact profitable on an EBITDA basis. If one were to cut through all of these transition expenses, and deal recordings, and option, and accretion, and all the rest of it, we in fact are profitable on an EBITDA basis. Had we not had the $55 million of extra dairy costs, we would be more profitable yet. We admittedly have work to do to get the margins to where we want them to be. But I think you can sense from our volume momentum, and bear in mind as I said that it is high margin products, we really feel that we are making progress on that score.

As we look ahead into ‘05, we have a very exciting new product portfolio. We have in addition to the second year of our Slow Churned Grand Light, which continues to grow at 60 to 80 percent ranges, we have new packaging and new advertising against that brand. But we have something equally exciting, which is the same technology in Haagen-Dazs. Haagen-Dazs Light, which is shipping as I speak, is a product which, like our Slow Churned Light, is indistinguishable to the majority of consumers, or in fact even preferred to regular Haagen-Dazs. And I think those of us who are Haagen-Dazs users can anticipate that the opportunity to have low fat Haagen-Dazs that tastes like regular Haagen-Dazs we think is a great breakthrough. We also have new packaging and graphics for the entire Haagen-Dazs line. We have a very exciting new snack product, called Dibs which will be shipping in May, which is a bite sized ice cream with a crunchy coating. Think about ice cream about the size of your fingernail that comes in a plastic container that you can reach into and grab, or put in a cup holder in a car. We think this is a breakthrough idea in eating frozen snacks. And we also have an entire new kids line going up against our competitors core strength. So that is a lot of launches in one year. But again, we are very excited about what we are able to deliver on the top line. And these products significantly enhance our margin, and we think the launch costs are well worthwhile. Again our market share, we think, shows that. We had our highest ever share of about 24 percent in total in packaged ice cream, and 22 percent in frozen snacks in the fourth quarter. And one of our higher gaps versus our competition, as well.

So hopefully that’s given you a flavor. I apologize for the complexity of the P&L. And that’s why I’ve tried to give you the operating story. There’s not much to be done about the accounting principles. They are what they are. But this business we think is doing very well. It is on a roll. Much of what we are doing has never been done in the ice cream business before, and we are confident that it will continue to enhance our margin structure in the next two years, as well as what it’s already done for our top line. And with that, I will conclude and open it to questions.

Operator - Our first question is from Warren Ackaman from Citigroup.

Warren Ackaman — Citigroup

Here at Citigroup in London. Two questions, the first one is on the cost synergies. From the Nestle presentation pack we see that they expected synergies to be $185 million by 2006. Can you explain what they were in 2004 and what we should expect for 2005? That’s the first question. And the second one is going on back to market shares. You kindly ran through your volume numbers in premium, super premium and frozen snacks. Could you actually tell us what the share positions are, or the share change positions and basis points are, the absolute number and where your number two competitors is?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO
Yeah, let me take those in sequence if I can.

We are not for U.S. purposes disclosing details on the synergies by year. I would tell you that we are on track, that the synergies spread, oh, I would say roughly in thirds from the deal through the 2006 period. So one, would anticipate that, I think if you thought roughly in terms of a third, a third, a third, you won’t be too far wrong as far as the three-year spread. The reason for that is many of the synergies are driven by supply chain and logistics and require completion of capital projects. The expansions on the East Coast and West Coast are ongoing as we speak and the completion of those is staggering through 2005 and will be complete by early 2006.

In terms of market share, let me give you the numbers now. These are ACNielsen grocery channel numbers. ACNielsen grocery channel numbers represent the bulk of the U.S. ice cream business although there is a significant business in smaller outlets in nongrocery as well. I will give you our quarter ending December 25, so the year end quarter. In all packaged we stood at 24-point versus Unilever at 20. And in the relative breakdown thereof the components, we stood I believe at 29 in premium versus 24 for Unilever. And at 40, for Haagen-Dazs and five for our Starbucks joint venture versus 35 for Unilever and those last numbers, premium and super premium are shares of their segment as opposed to shares of all packaged. In terms snacks we remain in the number two position at 20 to Unilevers 23. We made great progress at closing the gap but obviously that’s a priority for the 2005 year.

Warren Ackaman — Citigroup

One final one if I may, you talk about launch costs being an issue in slow churn for ‘04. Given it sounds like you are seriously ramping up new products in ‘05 should we expect the launch costs to treble or double versus ‘04 — couldn’t that be another significant drag on margins for ‘05?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

Well, I would say two things. The launch costs in ‘05 will be substantially higher than ‘04, however, because ‘04 was a bit of a standing start, we will still show substantial increases in margin in ‘05. In other words we had to come into ‘04 combining these two businesses which had frankly suffered from the two-year delay on the deal. And we had to eat into earnings to fund the launch of slow churn. Since slow churn is now on a roll and in its second year we have now the resiliency to self-fund these launches in 2005. So in ‘05 we would anticipate that we can have extraordinary launch costs but also deliver an increase in margin at the same time.

Warren Ackaman — Citigroup

Could you say what the Q4 ending slow churn sales were ?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

In terms of momentum our slow churn fourth quarter volume increase was 67 percent over prior year.

Warren Ackaman — Citigroup

Okay. Thanks.

Operator - We will take your next question from Michael Shechter of Mentor Partners. Please go ahead.

Michael Shechter – Mentor Partners

A few questions, one, can you give us a sense of what your EBITDA was on a pro forma basis?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO
Yeah, I’m going to be a little cautious here because again I know the SEC has various rules and as a company that is a U.S. company I hesitate to introduce a lot of numbers that don’t have the rigor of public accounting associated with them. Let me say that we would be at — we would be in midsingle-digit margins on EBITDA.

Michael Shechter – Mentor Partners

Does that include expensing the launch costs or things like that?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

That is what I would call an operating number. It includes all of the launch costs. What it does not include are the deal recording costs or what I’m calling the $80 million I disclosed of transition and deal integration expense.

So on a pure operating basis, what we would regard as a business operating number, I would classify it as mid single-digit. That would include launch costs, butter, all of the unfavorable operating items, just simply exclude deal related operating expenses.

Michael Shechter – Mentor Partners

Given that it’s almost impossible to look at the financials. It would be helpful to see something, I realize the SEC has issues but it shouldn’t — Sarbanes-Oxley or whatever it is — shouldn’t get in the way of shareholders being able to understand what they have an investment in.

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

I agree with the statement in general principle. We continue to work on that. Like everyone, I think, we respect the process at this point. I think like everybody out there; we have our own frustrations with the burdens of Sarbanes-Oxley and the rest of it. I will continue in these calls to give you what information I can to help see through it.

Michael Shechter – Mentor Partners

Other than Unilever can you point out who your biggest competitor is and what you think their market shares were and where you saw yourself taking market share.

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

The ice cream business in the U.S. is extraordinarily fragmented. We and Unilever are pretty much the only companies of any scope on a national basis. There are many regional companies who hold the number two spot or even number one in their core market. I’ll highlight two or three that stand out.

Wells Blue Bunny out of Iowa is a privately-held company, has a very strong position, particularly with Wal-Mart and many of the heartland states. Weaker on both costs, not present in many markets as well, but because of their strength in Wal-Mart, a significant factor.

In Texas we have Bluebell, one of those great home state favorite brands that you find in the state of Texas which has an extraordinarily high market share there, well over 50 percent, I think, and does very well in the States that are contiguous to Texas, so it’s also a factor in the heartland.

And then we have nationwide competing brands of course; which are the ones we divested to CoolBrands. Some of the brands we had to spin-off are a factor, less so in packaged, more so in snacks. They have a portfolio of brands of their own as well as the ones we divested to do them.

Those are the main ones. There is no single competitor who I believe emerges into double-digit share on a national basis.

Michael Shechter – Mentor Partners

And you still distribute for CoolBrands?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

Yeah, we do. It’s a complex relationship which is sort of the history of the ice cream business. We are required by our consent to with the FTC to provide distribution services to CoolBrands at their request and at the same time — this is where thing get complicated, we are also required to provide CoolBrands with the opportunity to distribute some of our own brands in certain states, which they take advantage of.

Michael Shechter – Mentor Partners

How much and which brands would they distribute?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

The brands that they distribute are for the most part Haagen-Dazs, some Skinny Cow, some Fruit Bars. Haagen-Dazs is the bulk of it. It is select brands in selected metropolitan areas primarily on both costs. It’s a relatively small fraction of our total business and we don’t disclose the number externally, except that I would say it is not enormously material to our bottom line.

Michael Shechter – Mentor Partners

And are these going a way over time?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

The distribution of CoolBrands can call on us — where they can call on us is for the right to distribute our brands on their trucks — in fact, expires. It is a deal that was part of our FTC approval. Basically these items are disclosed externally but it runs for three years at full rate and then two more years at a declining rate. We now sit into the tail end of that, the first three-year period which began in the middle of ‘03. So I got about a year and a half left to run on that and then it declines in the next two years after that. So it expires.

Michael Shechter – Mentor Partners

Will there be margin pick up once this expires? Can you do things cheaper?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

Yes, on a U.S. reporting basis there will be margin pick up as it expires, absolutely

Michael Shechter – Mentor Partners

What about your distribution of their business, is that still going on.

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

It’s still going on. It is a factor in our partner brands portfolio. It’s a piece of business. It’s probably in the low single digits as a percent of our total mix but it is still going on. And that’s at their discretion.

Michael Shechter – Mentor Partners

What are these, is their novelty business?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

It varies by market. In many cases it is their novelty business. It is also brands to which they hold the primary license such as Atkins, their packaged low carb business, and to some extent occasionally it’s some of the brands that we divested to do them. It’s a mix by market.

Michael Shechter – Mentor Partners

And other than those two sort of distribution items is there anything left from the FTC agreements?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

I’m not sure I understand the question.

Michael Shechter – Mentor Partners

Are there any other items left from the agreement with the FTC in terms of doing?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

In terms of our compliance, I think our ongoing compliance consists of the relationship with CoolBrands. It consists of this so-called agreement where they haul for us — rather, they have a right to call upon us for distribution services to haul Haagen-Dazs and other brands. And there are certain support agreements we have in manufacturing and computer services and things like that that are not material.

Michael Shechter – Mentor Partners

Net/net do you make money all off of this relationship or when this all goes away will it be a positive?

Tim Kahn - Dreyer’s Grand Ice Cream Holdings – EVP and COO

Our margins will improve when it all goes away.

Michael Shechter – Mentor Partners

And there’s no restriction on you buying other brands out there?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
We are subject to the FTC’s oversight on everything just like everybody else. There is no prohibition on us buying anything. It’s a facts and circumstances thing.

Michael Shechter – Mentor Partners

Thank you.

Operator - We will take your next question from the line of Mark Lynch Please go ahead.

Mark Lynch – Goldman Sachs
Yes, good morning to you. Mark Lynch of Goldman Sachs here. Three questions if I may. The first question is could you give us some indication of what you think the underlying gross margin percentage is in the business, if you strip out the one offs?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

Well, as I said I think a few minutes ago I would characterize our EBITDA margin as being in the mid single digits, stripping out the one offs and looking at it from on a purely operating basis last year. In that I would strip out things related to the deal and to the integration of the deal. But I would leave in this extraordinary spike in butter, as while I regard it as extraordinary it’s still an operating item. So leaving that in I would put the EBITDA margin in the mid single digits.

Mark Lynch – Goldman Sachs
And the gross margin?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
Oh, the gross margin, well, the gross margin — oh, I will need to get back to you on that because there are numerous definitions floating around. Scott, do you have the external gross margin? Will you call Scott Webster afterwards and he can get you the number that’s consistent with the 10(K) filing.

Mark Lynch – Goldman Sachs
Going back to the EBITDA, can you give me a figure for depreciation and amortization in 2004, please?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
Yeah, sure. It should be in the 10(K)., okay? But roughly we should be in the, in the area of roughly four percent of sales. And I think the number itself should be disclosed in the10(K). but it’s in the $60 odd million range.... I stand corrected, $74 million including the amortization.

Mark Lynch – Goldman Sachs
Obviously slow churn has been very successful and the technology behind it has apparently been one of the factors which has led to its success. I was wondering is there any sense of any of your competitors bringing products to the market with similar claims and similar technology?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
We are in an internal debate on this. We almost welcome that because we think ours is superior and will call attention to the new segment. There are competing technologies out there. We have been working on this for almost ten years and we are very familiar with the competing technologies. To be blunt we don’t think they work. We think they don’t deliver a taste that is truly comparable to regular full fat ice cream.

Based on that, and we don’t want to be cocky, but based on that we are very happy to hold our own against competitors coming in. We believe that people are rushing to market with a number of technologies which according to our best information simply won’t produce as good a result. That said, the other guys are pretty smart and if they do come with a product that’s good we will hold our own.

We believe the first move or advantage is strong. Because we are in our second year I will tell you that the every supermarket chain that I know of in the U.S. has given us a considerable increase in space for slow churn. And again in the light category we were already a strong share leader so I think we stand in a good position and we are prepared to deal with competition.

Mark Lynch – Goldman Sachs
Thank you very much.

Operator - We will take your next question from the line of Charles Russell of Concordia Advisors

Charles Russell – Concordia Advisors

Can you comment, what is the availability at the Nestle facility?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

About 200 million.

Charles Russell – Concordia Advisors

About 200 million — that’s currently or as of year end?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

Currently.

Charles Russell – Concordia Advisors

Current. Okay. Do you expect any amendments to that facility to be required in 2005? It looks like there have been amendments every quarter, every other quarter since ‘03?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

Bill Collett, our treasurer, has answered and says not at this .point.

Charles Russell – Concordia Advisors

Are their other sources of liquidity if that needs to be amended and Nestle is not supportive?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

I don’t anticipate any issues with liquidity at this point. I would refer you to the liquidity section which I think is specific in the 10(K). But we have no anticipation of any issues with liquidity at this point.

Charles Russell – Concordia Advisors

I appreciate it. Thank you .

Operator - Again if you’d like to ask a question, hit your pound key. We have a follow up question from Warren Ackaman at citigroup

Warren Ackaman — Citigroup

A follow-up question. Those expenses and one offs, the $80 million that you talked about, are you able to actually split that in more detail so that we can actually see what is merger expenses, and other one off costs and how that may phase out or may change as we run into 2005? Is it still going to be a feature or does it drop out completely?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
I would say that roughly. I would say that roughly a third might continue in ‘05 at worse case, that is a rough number, and I would hope that we are lower than that as the bulk of these are behind us. The only pieces that really continue are some of the ones related to CoolBrands and a few issues related to the completion of some of the expansions that are underway. Most of this is behind us and most in the way of severance and redundancy which, as you would anticipate, we took in ‘04. We may be considerably lower than that number but I hesitate to suggest that because the ice cream season is obviously just upon us here.

Warren Ackaman — Citigroup
Presumably by ‘06 the number in ‘05 would fallout completely ?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

If not completely it should be diminimus.

Warren Ackaman — Citigroup

And the other question one is on — could you, you may do this somewhere, could you split your sales, your total sales between premium, super premium, frozen snacks and partner brands, could you give us those four figures as a percent of sales?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

We don’t normally disclose that.

In terms of impact on our business, I would put partner brands at around 15% right now; declining, and I would put premium at close to 40. And the rest splits roughly 50/50 between super premium and frozen snacks.

Those are numbers obviously, and the reason for my hesitation, those are numbers in a high degree of flux with growth at different rates right now. We have historically been a premium business, sort of two-thirds premium an one third partner brands. What you see is the diminution of partner brands and a significant increase in company brands. You see the staggering of the new product launchings being in premium first in ‘04, but I think that we will have a substantial rebalancing towards super premium Haagen-Dazs and frozen snacks isn’t ‘05 and ‘06.

Warren Ackaman — Citigroup

Looking at the split you told us that the underlying EBITDA margins were at mid single digit. Would you be able to give us an idea within that split, or those four subcategories, which of those are above the average EBITDA margin, which is below and which are in line — just to get a feel for it ?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
I’m sorry, we have never disclosed an EBITDA margin by brand and it’s a difficult concept in any case because our distribution system is so much a part of our cost structure and there’s no intelligent way to allocate that differential basis to brands. But I would say this, that the rate, the relationship — let me give you the basis point relationship.

Our estimates, Slow Churn Light is approximately ten basis points of gross margin higher than core classic full fat premium ice cream.

Warren Ackaman – Citigroup

Ten basis points ?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
Ten basis points higher. Haagen-Dazs is five basis points higher than that, so about 15 basis points higher than our core classic business that had been our historical mainstay and still is. Our new frozen snacks are in the same category as Haagen-Dazs or slightly higher.

So again I think to those Nestle investors watching this and as we scratch our heads and say, how does this deal work, it’s a little hard to see the beauty of the conception in this sort of mess of the transition of ‘04, but we take the Dreyer’s direct store distribution system, a very powerful system, particularly strong distribution within a few weeks on new products, we take, which had historically been linked to the low margin part of the ice cream business, classic premium, and now open up particularly with the Nestle technology available to us, a flow of new products that are anywhere from ten to 15 basis points higher; than what Dreyer’s had historically sold, going through this leverageable system. That process, frankly, is only just beginning but that is what drives the improvement in ‘05 and ‘06.

Warren Ackaman — Citigroup

Just quickly, again at the time of the deal, revenue synergies were outlined at $60 million. I mean obviously revenue synergies are notoriously difficult to achieve. Is there anything you can say about that, number one, the other one on Haagen-Dazs light, how big a product could that be, potentially ? I mean is it, could it be the uplift that we’ve been seeing from Slow Churn ?

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
Well, I would say that the revenue synergies will be there.

We are confident with the kind of innovation we have. As you say it is difficult to achieve. Let’s face it, every portfolio has things that are going down as well as going up and what happens after you do a deal is that you deal with ones that are going down, like Dole, first and then you launch new ones.

I am very confident by the time we get to ‘06 and ‘07 we will see revenue synergies of a substantial nature. But I would also say the cost of hitting products to realize that will hit in ‘04 and will hit in ‘05 because they don’t come for nothing. They are basically going to be there.

In terms of Haagen-Dazs light, one hesitates to be blindly optimistic, but when you look at the demographics of the Haagen-Dazs users it is hard not to get excited about Haagen-Dazs light. The product has spectacular taste characteristics. We think that it can be another Slow Churn. If that is the case we will probably be slightly constrained on capacity this summer but in good shape by the end of the year. It’s a little early to tell but the consumer response is great.

I would also tell you that Haagen-Dazs is a great brand. It is very encouraging to us that this brand, which frankly has been flat to declining for many, many years, even without Light, just with the strength of outsourcer distribution system, posted nearly 10% growth in 2004. So we think the base on Haagen-Dazs is very good. We have gotten great incremental space for Haagen-Dazs Light in our sales calls for the 2005 season. So we are pretty excited.

Warren Ackaman — Citigroup

Is there anything you can say about the Put and Call, remind us how that’s all working.

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO
I am always very careful there — because it really is obviously a proxy document — to refer people to the S4 in the proxy on the original deal itself. But I think the 50,000-foot highlights are easy enough to summarize.

At the very end of this year a put period will begin at which our shareholders have the right to put the stock at eighty-three dollars per share to the company. And Nestle is obligated to fund that, those arrangements are laid out fairly clearly. That first put period extends into January. If sufficient shares are not put in that period there will be a second put period in mid 2006. If the shareholders elect not to put, then in 2007 Nestle has a call right at $88 per share. So that’s the sequence of events.

Warren Ackaman — Citigroup

Okay. Thank you.

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

You’re welcome.

Operator - At this time we are showing no questions.

Tim Kahn — Dreyer’s Grand Ice Cream Holdings – EVP and COO

Well, again, I appreciate the call. I appreciate your forebearance with some complex results. Again, I hope I’ve given you some indication of how we are doing here. This is an exciting opportunity to, I think, reinvent the category.

We have new products, the likes of which the category has never seen before. We have a world class system for delivering them. They are producing increases in margin, albeit slow until ‘04, but we believe we will accelerate that into ‘05 and beyond. And we feel very confident in the strategy at this point and appreciate your support. Thank you very much.

Operator - Ladies and gentlemen, we thank you very much for your participation. This concludes today’s presentation, and we ask that you please disconnect your lines.